Exhibit 23.1 Consent of Gruber & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 23, 2009

To Whom it may Concern

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 30, 2009, relating to the audited financial statements of Asgaard Media for the year ended December 31, 2008 and reviewed financial statements of Asgaard Media for the period ended September30, 2009, which appears in such Registration Statement; and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Gruber & Company, LLC
Lake St. Louis, Missouri